Exhibit 99.1

American Clean Resources Group Establishes Environmental Sustainability Board

Lakewood, Colorado - March 28, 2024 - American Clean Resources Group (OTC ACRG) proudly announces the formation of an Environmental Sustainability Board comprised of distinguished industry leaders. This Advisory Board aims to champion and contribute to the realization of American Clean Resources Group’s corporate objectives and globally impactful cleantech strategies. Serving as a driving force behind ACRG’s renewable revolution, the board will collaborate with academic institutions, NGOs, federal agencies, and Fortune 500 industrial partners, to provide innovative solutions and economically sound strategies to address some of the world’s most pressing environmental challenges.

The Environmental Sustainability Board boasts members with extensive expertise in various fields, including global tailings management, soil and water remediation, infrastructure management, waste-to-energy technology, smart mining and reclamation engineering. These esteemed individuals will act as key advisors, project collaborators, and stakeholders for the organization.

ACRG Environmental Sustainability Board Members

Aaron Johnson

Advisory Board Member

Aaron Johnson is the Executive Director of the American Institute of Professional Geologists (AIPG), a position he has held since 2016. In addition to his work with the Institute, Dr. Johnson serves as Co-Chair of the Minerals Working Group for the United Nations Framework Classification under the auspices of the United Nations Economic Commission for Europe. He is also a member of the United States Federal Advisory Committee to the National Cooperative Geologic Mapping Program, where he provides oversight and direction to the United States Geological Survey’s competitive mapping grant processes. Dr. Johnson holds adjunct professor positions at Missouri State University and Northwest Missouri State University.

Ann Thomas

Advisory Board Member

Ann Thomas has 20 years of experience in commodities, risk management, and portfolio management. She was recruited by Citibank and JP Morgan Chase to build institutional commodities risk management departments with global capabilities. She has also served as a portfolio manager with Medley Capital’s MACRO Fund, achieving an 11-year 12% ROR. Her integrated experience and longstanding industry relationships provide insights into the fundamentals of the macro market and access to executive-level expertise. Ms. Thomas maintains a long and untarnished history of compliance with regulators.

Carin Meyer

Advisory Board Member

Carin Meyer, with over 18 years of experience in the Oil and Gas Industry, holds two master’s degrees and specializes in pipeline control, leak detection, cyber security, theft detection, monitoring, and SCADA. She is a certified EUCI Instructor and periodically testifies and advises Congress on matters related to PHMSA, the Clean Water Act, the Clean Air Act, and regulatory guidelines.

Corey Marshall

Advisory Board Member

Corey J. Marshall is an executive powerhouse with a career spanning over three decades across various industries, demonstrating exceptional leadership, strategic planning, and brand development skills. With a strong foundation in executive management, Corey has held senior executive positions such as President of Rudolph Ranch, Inc., CEO at Tivoli Brewing Company and Tivoli Distributing Company, and Strategy & Development Officer at Mill 95, where he has led and motivated large teams, driven revenue growth, and fostered high-performance cultures. His tenure at these companies has resulted in significant accomplishments, including tripling Tivoli’s revenue, implementing a complete strategic overhaul at Mill 95, and contributing to the startup and success of six businesses. As an Executive in Strategy, Finance and M&A at Ford Motor Company, Coors and Molson Coors, Corey helped lead these companies to new successful ventures and expansions. Corey also served as Associate Professor at the Metropolitan State University of Denver, where he contributed to the future of the brewing industry with his extensive knowledge and experience.

Jay Lesser

Advisory Board Member

Harold M. Lesser II (Jay) is the CEO of Alpine Companies, Founder of MRD Mining Research & Development Corporation, Inventor/Designer, and co-owner of the Gladstone Toll Mill in Idaho Springs, Colorado. He is also the co-founder and co-owner of MineTeck. His expertise spans the science of mineral extraction and metallurgical processes, encompassing circuit development, tailings pond and dam reclamation, water filtration, gravity separation, and geochemical analysis. For over three decades, he has brought innovative ideas to fruition, leading the industry in geotechnical construction, feedstock-specific gravity concentration research and development, as well as the implementation of many cutting-edge green protocols.

Josh Rosenblatt

Advisory Board Member

Joshua Rosenblatt brings to ACRG over 30 years of public service, offering extensive experience in water management, compliance, and the regulatory industry. His expertise spans groundwater monitoring, pollution remediation, wastewater, and solid waste management within both private and public sector facilities. His workflow has been instrumental in expanding his expertise in EPA Regulations, the Clean Water Act, Safe Drinking Water Act, Superfund, and corresponding State Regulations. His qualifications encompass municipal, industrial, and environmental operations, along with regulatory compliance. Joshua has developed municipal water and energy conservation programs, training documentation, and has been active in interagency and public presentations, as well as stakeholder meetings.

Luke Saban

Advisory Board Member

An accomplished C-level executive and advisor, Luke Saban has over 30 years of experience. He is regularly consulted to resolve various operating issues and to prepare companies for successful liquidity events. His extensive background spans finance, operations, private equity, and venture capital, with specific experience in industries including healthcare, energy, and technology. Recently, he served as CFO and President of RAM Group Global, a winner of the XPRIZE Rapid Covid Testing Detection Challenge, and as CFO at Alphabet Energy, backed by TPG as the first low-cost, high-efficiency thermos-electrics provider. His career began at Price Waterhouse and continued at Honeywell International (formerly AlliedSignal, Inc.), eventually leading to C-level roles in strategic-backed entities within supplier relationship management, building materials, healthcare technology, and midstream energy sectors.

Dr. Priscilla P. Nelson

Advisory Board Member

Dr. Priscilla P. Nelson joined the Colorado School of Mines in 2014 as a Professor and Department Head of Mining Engineering, after serving as a Professor at The University of Texas at Austin, Division Director at the U.S. National Science Foundation, and Provost and Professor at the New Jersey Institute of Technology. She is internationally renowned in geological, civil, and tailings engineering and has published over 200 technical and scientific papers. Dr. Nelson is a Distinguished Member of the American Society of Civil Engineers (ASCE), past president of its Geo-Institute, a Fellow of the American Association for the Advancement of Science, a lifetime member and the first president and Fellow of the American Rock Mechanics Association. Recognized as a Mole and Tau Beta Pi Eminent Engineer, she has received the Kenneth Andrew Roe Award from AAES and the Henry L. Michel Award from ASCE. In 2016, she was named a Global Inspirational Woman in Mining by WIM/UK, and in 2018, she was honored with the Outstanding Educator award from UCA of SME. In 2020, she established the Tailings Center in collaboration with the Colorado School of Mines, Colorado State University, and the University of Arizona.

Rusty Lowdermilk

Advisory Board Member

Mr. Lowdermilk’s business career has spanned more than 40 years across several industries. Beginning at age 14 and continuing through his early 20s, he learned the nuts and bolts of a legacy heavy earth moving/highway construction company in Colorado, Utah, and New Mexico. Over the years, he has acquired a diverse range of skills and experiences, having been a superintendent in charge of gold production, among other roles. Mr. Lowdermilk’s passion for photography steered him toward the motion picture industry, where he worked on commercials, movies, and owned a production rental company serving the Colorado Motion Picture industry for over 27 years. Alongside photography, he has had a profound interest in mining and moving rock.

Samuel K. Mansfield, Jr.

Advisory Board Member

Early in his career, Mr. Mansfield was licensed in the securities business. Throughout his diverse career, he has held positions including corporate historian, intercorporate liaison, senior sales executive, senior vice president, and managing director. In the 1980s and early 1990s, he participated in generating over one billion dollars in funding for programs in single-family housing, tax credit programs for affordable housing, congregate care facilities, and infrastructure development for raw land. At that time, Mr. Mansfield raised capital for ongoing operations in the construction, clothing, arena development, printing, aerospace, and transportation sectors. In the late 1990s, he began working with NGAS, a publicly-held independent energy company headquartered in Lexington, Kentucky, contributing to the company’s growth from drilling ten wells a year to hundreds through multiple partnerships, and was instrumental in capital formation for their drilling operations.

Tracy Weslosky

Advisory Board Member

Tracy Weslosky is the Executive Director of the Critical Minerals Institute (CMI) and Founder, CEO, and Director of InvestorNews Inc., the publisher of InvestorNews.com—an independent source of market news that garners over 120 million hits annually. Along with her role as an online publisher, InvestorNews has provided digital media services in the capital markets for two dozen years. Renowned for hosting major critical mineral events globally, Tracy co-founded and serves as the Executive Director of CMI, focusing on critical minerals for a decarbonized economy. Her past ventures include co-founding REE Stocks PLC, a FTSE-recognized rare earths indices company, and being a principal partner in the investment banking firm Weslosky & Cowans Ltd., which had an Exempt Market Dealers license for eight years. Additionally, she produced and hosted the business television series ‘DealFlow’, distributed to 294 million households worldwide, including on CNBC.

Trevor Jones

Advisory Board Member

Trevor Jones is the Founder and CEO of Lynx Global Intelligence, a Denver-based software platform that enhances support for the mining and renewable energy industries through advanced technology. His initiatives aim to render data more accessible and actionable, aligning with sustainable reporting frameworks and integrating environmental and social data. His efforts improve communications with regulators, communities, and shareholders through the innovative use of big data and AI tools. Born in Denver, Trevor holds an MA in International Security from the University of Denver and a BA from Tulane University. He actively contributes to the promotion of robust domestic supply chains, as evidenced by his involvement in the Colorado Advisory Committee of the US Global Leadership Coalition.

This newly established Environmental Sustainability Board reflects ACRG’s unwavering commitment to driving positive environmental change while delivering value to stakeholders. As ACRG continues its mission to lead the charge in reshaping the future by cleaning up mining tailings and through its renewable energy investment, the guidance and expertise provided by the Environmental Sustainability Board will be invaluable. The historical method of mineral and metal extraction, reliant on fossil fuels, draws a parallel with the future of reprocessing mining waste using renewable energy, reflecting the foundational link between past practices and future advancements shaping America’s trajectory.

In a recent announcement by the Biden administration, it granted half a billion dollars to projects by leading mining companies including those in Nevada and Arizona for clean energy projects. There is a logical partnership between the mining and renewable industry. In the Department of Energy announcement it said “By shifting to clean energy, this project (Nevada Gold Mines) could demonstrate a replicable way for the mining industry to reach net-zero operations.”

“It is with great pleasure that I join the Advisory Board of American Clean Resources Group, Inc., which aims to spearhead one of the largest renewable energy projects in the U.S.,” commented Weslosky. “ACRG’s focus on sustainability and strategic acquisitions, such as SWIS Community, LLC, announced recently, resonates with my commitment to advancing climate change initiatives for a decarbonized economy.”

Tawana Bain, CEO of ACRG concludes: “As we embark on this journey toward a sustainable future, I am honored to welcome the esteemed members of the Environmental Sustainability Board to American Clean Resources Group. Their collective expertise and commitment to environmental stewardship will play a pivotal role in guiding our strategic initiatives and driving meaningful change in the renewable energy sector.”

Safe Harbor

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about American Clean Resources Group, Inc. and its management’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to, (i) changes in renewable energy, minerals and mining, (ii) capital and credit market volatility, (iii) local and global economic conditions, (iv) our anticipated growth strategies, (v) governmental approvals and regulations, and (vi) our future business development, results of operations and financial condition. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release, and American Clean Resources Group, Inc. undertakes no duty to update such information, except as required under applicable law.

About American Clean Resources Group, Inc.:

American Clean Resources Group (OTC: ACRG), an environmentally sustainable development platform, is at the forefront of renewable and environmental development in the United States, through comprehensive Resource Management and processing of precious minerals and metals in a carbon-neutral and environmentally safe manner. Dedicated to revolutionizing the new American Supply Chain by aiming to deliver goods with a net-zero environmental impact, ACRG is committed to advancing climate change reduction, strengthening the American Supply Chain, and aiming to lead one of the largest renewable energy projects in the U.S. ACRG leverages existing assets and pursues strategic acquisitions across air, water, and land domains to benefit both public and private properties within the United States.

For additional information, please contact:

Susan Assadi
Media Relations
347-977-7125
susan@acrgincorp.com

SOURCE: American Clean Resources Group Inc

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